                                                                    Exhibit 10.6

                                   [GRAPHIC]
================================================================================
                         SOLICITATION, OFFER, AND AWARD               PAGE    OF
                                                                        1     41
   Award will be made on this [ILLEGIBLE] notice                plus attachments
--------------------------------------------------------------------------------
1. CONTACT [ILLEGIBLE]  2. SOLICITATION   3. DATE ISSUED  4. PURCHASE REQ.EST
   NO.                  NO.                                  NO.
   CFOPD-99-C005        CFOPD-98-R-017     25 Aug 98         None

                        |X| [ILLEGIBLE] |_| SEALED BIDDING [ILLEGIBLE]
--------------------------------------------------------------------------------
5. ISSUED BY

      Off. of the Chief Financial Officer District of Columbia Govt, MSC Procurement Ste. 410S, 441 4th St NW Wash DC 20001
--------------------------------------------------------------------------------
6. ADDRESS OFFER TO [ILLEGIBLE]


================================================================================
                                 SOLICITATION
--------------------------------------------------------------------------------
7. Sealed offer or [ILLEGIBLE] and 7 [ILLEGIBLE] described in the Schedule will be located at the place specified in block [ILLEGIBLE] hand carried in the [ILLEGIBLE] located in Suite 410S, 441 4th St NW, Washington DC 2001 until
   5 pm EDT Wed., Sep 16th, 1998. If this is a sealed bid solicitation, offers will be publically [ILLEGIBLE] at flat rate.

CAUTION--LATE OFFERS See section in Solicitation Instructions and Conditions.

All offers are subject to the following:
1. The attached Solicitation Instructions and Conditions
2. [ILLEGIBLE]

FOR INFORMATION CALL (Address and Telephone No.) [ILLEGIBLE]: Len Nadybal,

T.202-7270380 F.727-9599 or Email (see pg. 6)


================================================================================
[ILLEGIBLE]                    TABLE OF CONTENTS

|X|  SEC                       DESCRIPTION                   PAGE(S)
--------------------------------------------------------------------------------
                         PART I - THE SCHEDULE
--------------------------------------------------------------------------------
|X|   A         SOLICITATION CONTRACT FORM                      1
--------------------------------------------------------------------------------
|X|   B         [ILLEGIBLE] OR SERVICE AND [ILLEGIBLE]          2
--------------------------------------------------------------------------------
|X|   C         DESCRIPTION [ILLEGIBLE] WORK STATEMENT          4
--------------------------------------------------------------------------------
|X|   D         [ILLEGIBLE] AND MARKING                         8
--------------------------------------------------------------------------------
|X|   F         INSPECTION AND ACCEPTANCE                       9
--------------------------------------------------------------------------------
|X|   F         DELIVERIES OR PERFORMANCE                       9
--------------------------------------------------------------------------------
|X|   G         CONTRACT ADMINISTRATION DATA                    11
--------------------------------------------------------------------------------
|X|   H         SPECIAL CONTRACT REQUIREMENTS                   12
--------------------------------------------------------------------------------
|X|  SEC                  DESCRIPTION ON [ILLEGIBLE]         PAGE(S)
--------------------------------------------------------------------------------
                         PART II - CONTRACT CLAUSES
--------------------------------------------------------------------------------
|X|   I         CONTRACT CLAUSES                                14
--------------------------------------------------------------------------------
           PART II - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH
--------------------------------------------------------------------------------
|X|   J         LIST OF ATTACHMENTS                             22
--------------------------------------------------------------------------------
                   PART IV - REPRESENTATIONS AND INSTRUCTIONS
--------------------------------------------------------------------------------
|X|   K         REPRESENTATIONS, CERTIFICATIONS AND
                OTHER STATEMENTS OF OFFERORS                    23
--------------------------------------------------------------------------------
|X|   L         INSTR., CONDS., AND NOTICE TO OFFERORS          30
--------------------------------------------------------------------------------
|X|   M         EVALUATION FACTORS FOR AWARD                    34
--------------------------------------------------------------------------------
D.                                 OFFER
================================================================================
9. In compliance with the above, the undersigned affirms and agrees to [ILLEGIBLE] any or all [ILLEGIBLE] upon which [ILLEGIBLE] are [ILLEGIBLE] set forth in the [ILLEGIBLE] accepted within _____ calendar days from the date specified for receipt of the offers 60 calendar days unless a [ILLEGIBLE] period is rectified by the [ILLEGIBLE].

--------------------------------------------------------------------------------
10. ACKNOWLEDGMENT OF AMENDMENTS     AMENDMENT NO.   DATE    AMENDMENT NO.  DATE
                                     -------------------------------------------
    The Offeror acknowledges receipt
    of attachments to the            -------------------------------------------
    SOLICITATION for [ILLEGIBLE] and
    related documents [ILLEGIBLE]
--------------------------------------------------------------------------------
11. DISCOUNT FOR PROMPT PAYMENT (See Section L)

___% 10 Calendar Days  ___  %20 Calendar Days  ___% 30 Calendar Days

                            ____%____ Calendar Days

--------------------------------------------------------------------------------
12. OFFERORS' NAMES AND ADDRESSES [ILLEGIBLE]
    Area code and Telephone No.

    U S Audiotex, LLC
    18 Crow Canyon Ct., Suite 300
    San Ramon, CA 94583   1-800-487-4567
--------------------------------------------------------------------------------
13. [ILLEGIBLE]

    Kenneth Stern
    President/CEO
--------------------------------------------------------------------------------
[ILLEGIBLE]                  14. SIGNATURE               15. OFFER DATE

[ILLEGIBLE]                     /s/ Kenneth Stern             9/12/98
--------------------------------------------------------------------------------
               AWARD (To be Completed By The Contractoring Officer)
--------------------------------------------------------------------------------
16. [ILLEGIBLE]                      [ILLEGIBLE]
                                     No charge to the
    Line items 0001-0004             D.C. Governmen-
--------------------------------------------------------------------------------
17. ADMINISTERED [ILLEGIBLE]

--------------------------------------------------------------------------------
18. [ILLEGIBLE]

    ADDRESS [ILLEGIBLE] IN BLOCK ______
--------------------------------------------------------------------------------
19. ADMINISTERED [ILLEGIBLE]

--------------------------------------------------------------------------------
20. ACCOUNTING DATA

--------------------------------------------------------------------------------
21. PAYMENT WILL BE MADE BY

--------------------------------------------------------------------------------
22. NAME AND SIGNATURE OF CONTRACTING OFFICER

    /S/ Leonard [ILLEGIBLE]
--------------------------------------------------------------------------------
23. AWARD DATE

    December 22, 1998
================================================================================
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CFOPD-98-R-017                                                Page 2 of 41 Pages


                               PART I - SECTION B

                      SUPPLIES OR SERVICES AND PRICES/COSTS

      This is a concessionaire contract for the operation by a private enterprise of an interactive operator assisted tax payment/transfer activity of the Office of Tax & Revenue of the Office of the Chief Financial Officer of the District of Columbia. The intent of the Contract is for a contractor to run a utility through which District of Columbia taxpayers can, through the concessionaire, pay tax using major credit and debit cards as an alternative to customary tax remittance processes.

The Contractor shall debit the accounts of the taxpayers for the fees the Contractor and the District of Columbia agree may be charged to the taxpayers using the system in payment for the availability and convenience of the activity. This is a contract for which there is no cost to the District of Columbia. The concessionaire is renumerated for services performed through its retention of the fees charged to users at levels agreed upon between the contracting officer and the concessionaire.

Line     Description                             Qty       Price      Amount
Item                                             ea.
--------------------------------------------------------------------------------

0001     Call Center Setup
         (Non-recurring cost for
         establishment of physical plant at
         Contractor's location, acquisition
         and implementation of software/
         firmware programs, utilities and
         modules, acquisition of telecom-
         munications infrastructure to
         include voice prompts, population
         of the facility with staff, and
         other associated goods or services
         necessary to bring the call center
         on line and able to function and
         perform the requirements in the
         Statement of Work (Part I - Section
         C).                                     1 job No Cost to the Government
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0002     Periodical Operational Costs
         (Monthly or other recurring fees
         for maintenance of the facility, to
         include maintenance of disaster
         recovery infrastructure, data
         management and general operational
         support, telecommunications                    Included in fees to
         maintenance and customer service               users -
         support (to respond to District inquiries)     See Part III - Section J

0003     Transactional Fees and Charges
         Per payment processed, added to the
         Taxpayer's remittance amount            1 ea   See Part III-- Section J

                                                       -------------------------

         Total Contract Price                        $ No Cost to the Government

0004     Option to Extend Period of
         Performance (See Para. F.5,
         Part I - Section F, Deliveries or
         Performance)

         -------------------------------LAST ITEM-------------------------------
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CFOPD-98-R-017                                                Page 4 of 41 Pages


                               PART I - SECTION C

                    DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

C.1. Background & Purpose

      a. Through this contract, the District of Columbia Office of Tax and Revenue (OTR) provides a credit and debit card payment service to the public. The service will be used by taxpayers to make remittances to the District using credit and debit cards.

      b. The service the Contractor will provide is to be offered to the public as a convenient and efficient interface with government, as an alternate to customary methods of paying taxes and as a method which will enhance taxpayer cash flow through the delayed billing embodied in credit card usage methodology.

      c. This is a contract for the establishment, implementation and operation of an interactive voice prompted, voice and/or touch tone response driven tax payment activity.

      C.2 Functional Description

   The system of accepting calls and processing payment transactions shall function thusly:

      a. a. The Contractor shall install telephone line(s) with 800- or 888-area code prefixes and provide the associated telephone number to the District of Columbia (via the Contracting Officer or his or her duly appointed Contract Administrator or Contracting Officer Technical Representative (COTR)).

      b. The District will make the telephone number and details of the payment opportunity available through the payment facility, known to appropriate taxpayers. Taxpayers would then dial the 1800 or 1888 telephone number in order to access the Contractor's facility and avail themselves of the opportunities to remit tax payments to the Government by using a credit and/or debit card through the interactive voice response system provided by the Contractor on behalf of the Government. This contract does not confer upon the Contractor the status of agent or instrumentality of the Government; the Contractor shall not represent itself to anyone, explicitly or through implication, as an entity having such status or a standing that is tantamount to such status.
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CFOPD-98-R-017                                                Page 5 of 41 Pages


      c. Provide voice messages and prompts mutually designed to prompt callers to provide information necessary to identify the payer and post the payment. The information will be obtained through the taxpayer use of his or her telephone keypad in response to the voice prompts that are delivered when the caller dials the 1-800 or 1-888 telephone number. The texts of the messages and prompts shall be put "on-line" only after approval of the wording by the project office of the
D. C. Government. The messages shall prompt the taxpayer so that the Contractor:

            - obtains information on the caller's desired transaction (to include the information required in the Exhibits at PART III - SECTION J, below)

            - can obtain authorization to verify that the payer's card is valid and credit in the amount to be paid is available,

            - can collect the paid amount from the Contractor's supporting Merchant Bank or financial institution, withdraw from the gross receipts the amount of the fee charged and send the remaining amount due to the Government through electronic means to the end destination account of the District of Columbia.

      d. The Contractor shall transmit remittances less thecontractor's agreed fee to the bank account designated by the Government. The account number(s), ABA routing numbers, etc., will be made available to the Concessionaire upon contract award, and whenever the account information changes. Such remittances shall be transferred electronically once per day along with information sufficient for the Government to identify the taxpayer to whose tax return the payment is to be credited. The extent and format of the information required to accomplish this task is delineated in the Exhibits at PART III - SECTION J.

C.3. Physical Infrastructure & Operational Requirements

      a. The Contractor will, at its expense, furnish and maintain all equipment related software and communication lines needed to perform the required service. The system will be installed and functioning no later than two (2) months from the date of the award of the Contract by the Contracting Officer.

      b. The Contractor shall install and operate the system at a location it owns or leases for the purposes of this contract - government facilities will not be made available.
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      c. Maintenance of the system for the life of the contract will be provided at no cost to the Government. The vendor will provide twenty four (24) hour seven (7) day a week maintenance to insure minimal "down" time and maximum availability of the service to the public.

      d. The voice prompts will be developed jointly by the service provider and the Contracting Officer's Technical Representative (COTR) from the Office of Tax and Revenue. Interactive voice response messages will not be placed into service without advance approval of the COTR. The name and contact information for the COTR will be made available to the Contractor by the Contracting Officer upon contract award. The interactive voice response messages must clearly state that the service provider charges a fee for the convenience of using the service, and must state to the taxpayer what the amount of the fee is. It must be clear to the taxpayer that the fee is not paid to the District of Columbia Government.

      e. All taxpayer payment information and information related to the Contractor's find transfers to the District that it provides to OTR must have an accuracy rate of at least ninety eight percent (98%).

      f. The identifying data and payment amount will be electronically transmitted to the District within twenty-four (24) hours of receipt from the bank or financial institution with which the Contractor has its Merchant's Account Agreement.

      g. The format for the transmitted information will be designated to the Contractor by the Government upon contract award. The format and contents shall be based upon the contents of District of Columbia Pamphlet DC-1345, Electronic Filing Manual, which is incorporated herein by reference, and a copy of which is available at any time by sending an Email message quoting "Please send DC-1345" as the subject line of the message to:

                        rfp_at_~cfo-ojs.ccmail.dcgov.org

The document will be provided by automated return Email to the Email address from which the request originates. (The minimum information required from the Contractor with each funds transfer is, for business taxpayers, the name, business taxpayer identification number, tax account number and sub number, tax type(s), tax period(s) to which thc payment applies, description (if payment is a fee, or other types of non-tax payment), and the payment amount. For individual taxpayers, Contractor shall provide the same information that applies to business taxpayers, except the primary social security number shall substitute for the business taxpayer identification numbers).
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      h. Reports:

            (1) The Contractor shall, on a weekly basis and on the last work day of the D.C. Government's fiscal year (generally 30 September of each year), provide, at no additional cost to the Government, transaction summary reports that permit the Office of Tax and Revenue and/or the D.C. Treasurer to verify all charges made to taxpayers, fees collected by the Contractor and transmissions/deposits to the Government. The reports must enable the District to reconcile payment with deposits. The Contractor shall make arrangements with the Contract Administrator appointed by the Contracting Officer to provide for a means acceptable to the government which shall be used to transmit the reports to the government. Payments must balance with deposits.

            (2) Cumulative reports of records of telephone calls and related activity must be kept on a real time basis and available on demand by the Contracting Officer as a printed document, via voice response and by FAX. The reports must provide data which can be analyzed to determine call activities including line activity by hour of the day and day of the week, volumes of calls, hang ups, etc.

      j. Credit Card Merchant Fees.

            (1) The Contractor shall pay the credit card discount rate and all associated processing fees associated with its Merchant's Account Agreement with the Financial Institution through which it processes credit card payment transactions. The amount remitted to the District of Columbia shall never be an amount any less than that amount of tax which the taxpayer directed to be paid to the District when the taxpayer placed the call to the Contractor to make the payment.

            (2) Chargebacks. The Concessionaire shall indemnify the District of Columbia against chargebacks (i.e., return to the Concessionaire of unpaid card charge paperwork). The Contractor shall, through collection processes of its own, insurance against chargebacks, factoring through third parties or other methodology permitted under law, deal directly with the taxpayer(s) whose payments were not honored by the Concessionaire's merchant bank. No refund of received amounts will be requested of the Government by the Concessionaire and no such requests will be honored.

      k. No charges other than that authorized by this Contract may be charged to the taxpayer or to the District of Columbia Government by the Contractor without advance written authorization from the Contracting Officer.
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            (1) Amounts charged for any of the fees that are authorized under this contract or which may be authorized in any subsequent modification shall not exceed the amounts the Contracting Officer has agreed may be charged. The structure of fees and charges (Line Item 0003 in the Schedule at PART I - SECTION B) are contained in the Exhibits at PART III - SECTION J, List of Attachments. The attachment containing the fees and charges may be modified by mutual agreement and may be incorporated into this contract from time to time. Modifications (changes in the fee structure and the amounts applicable to each) may not be placed into effect by the Contractor without the advance written approval of the Contracting Officer.

            (2) Chargebacks. Collection fees and charges the concessionaire may levy against a taxpayer whose payment is not honored by his or her card issuer are considered to be matters between the cardholder and the Contractor, and not fees and charges that are subject to the terms and conditions of this contract.


                               PART I - SECTION D

                              PACKAGING AND MARKING

Not Applicable.
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                               PART I - SECTION E

                            INSPECTION AND ACCEPTANCE

E.1 Inspection. Inspection of the quality, completeness and acceptability of delivered work shall be by the Contracting Offices appointed Contract Administrator prior to final acceptance by the government.

E.2 Acceptance. Acceptance of the Contractor's Services shall be at destination.

                               PART I - SECTION F

                            DELIVERIES OR PERFORMANCE

F.1 Deliveries.

      a. Schedule of Deliverables related to Installation and Commencement of Operations (Line Item 0001):

      See Para. C.3.a., at PART I - SECTION C, Physical Infrastructure and Operational Requirements.

      b. Schedule of Deliverables for Originations and Transmission of Accumulated transactions(Line Item 0003):

          (1) PIN number maintenance ..................  continual basis

          (2) Call Center Operation ...................  continual basis

          (3) Transaction Reports
              (Para C.3.h(1) at Part I - Section C)....  weekly on a day to be agreed between the
                                                         Contractor and the COTR

          (4) Call Activity Reports ...................  continual accumulation, deliverable on demand

          (5) Fund Remittances ........................  daily
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F.2 Period of Performance. The period of performance under this contract is for one year from the date of award noted in block 23, adjacent to the Contracting Officer's signature on Page 1.

F.3 Options for Increased Quantity

      Not Applicable. As the government markets the availability of the concessionaire's service to the public, call volumes will increase. No modification of the contract is necessary to accommodate these kinds of "quantity increases". The concessionaire shall monitor demand for access and accommodate the demand to maintain conformance to the performance requirements of the contract.

F.5 Option to Extend the Term of the Contract.

      a. The Contracting Officer may extend the term of this contract by written notice to the Contractor within the time specified in the Schedule, provided, that the Government shall give the Contractor written notice of its intention to extend at least 30 days before the contract expires. The preliminary notice does not commit the Government to an extension

      b. If the Government exercises this option, the extended contract shall be considered to include this option provision.

      c. The total duration of this Contract, including the exercise of any options under this clause, shall not exceed five (5) years.
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CFOPD-98-R-017                                               Page 11 of 41 Pages


                               PART I - SECTION G

                          CONTRACT ADMINISTRATION DATA

G.1 Payment/Invoices

      The District of Columbia will accept no invoices in conjunction with this contract.

G.2 Contracting Officer

      The Contracting Officer is located at:

                Mission Support Center Procurement Office
                Office of the Chief Financial Officer
                Suite 410S
                441 4th Street, NW
                Washington DC 20001    Tel. (202) 727-0380

      The Contracting Officer is the only official authorized to contractually bind the District.

G.3 Contract Administrator

            If the Contracting Officer appoints a Contract Administrator to administer this contract, the Administrator will be appointed in writing and will, minimally, have the responsibility of ensuring that the work conforms to the requirements of the contract. Any additional responsibilities and authorities shall be only those that the Contracting Officer specifies in the letter of appointment. The Contract Administrator shall not have authority to make changes in the scope or terms and conditions of the contract or to order extra goods or services beyond the quantities or time periods provided in the Schedule.
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CFOPD-98-R-017                                               Page 12 of 41 Pages


                               PART I - SECTION H

                          SPECIAL CONTRACT REQUIREMENTS

H.1 Insurance (27 DCMR)

      The Contractor, at its expense, shall obtain the minimum insurance coverage set forth below prior to award of the contract and shall keep such insurance in force throughout the contract period:

      (1) Public Liability and Property Damage Insurance The Contractor shall carry insurance against liability for personal and bodily injury and property damage in an amount of at least $100,000 for each individual and $500,000 in the aggregate (liability) and $200,000 (property).

      (2) Workers' Compensation: The Contractor shall carry workers' compensation insurance covering all of its employees employed upon the premises and in connection with its other operations pertaining to this agreement, and the Contractor agrees to comply at all times with the provisions of the workers' compensation laws of the District.

      (3) Employer's Liability: The Contractor shall carry employer's liability of at least $100,000.

      (4) Comprehensive Automobile Liability Insurance (applicable to owned, non-owned and hired vehicles): The Contractor shall carry comprehensive automobile insurance applicable to owned, non-owned and hired vehicles against liability for bodily injury and property damage in an amount not less than that required by the laws of the District of Columbia.

All insurance provided by the Contractor as required by this section, except comprehensive automobile liability insurance applicable to owned, non-owned and hired vehicles, shall set forth the District as an additional insured. All insurance shall be written with responsible companies licensed by the District. A copy of the policy or minimally, a rider adding the District as Insured to a previously existing policy which meets the minimum requirements above, will be sent by the Contractor to the Contracting Officer within 10 days of contract award. The policies of insurance shall provide for at least 30 days' written notice to the District prior to their termination or material alteration.

H.2 Other Contractors

      The Contractor shall not commit or permit any act which will interfere with the performance of work done by any other District Contractor or by any District employee. If
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another Contractor is awarded a future contract for performance of the required services, the original Contractor shall cooperate fully with the District and the new Contractor in any transition activities which the Contracting Officer deems necessary during the term of the contract.

H.3 Key Personnel

      If key personnel are named in the contract who shall have specific responsibilities in performing under this contract, the Contractor, prior to diverting any of the specified key personnel for any reason, notify the Contracting Officer at least thirty (30) calendar days in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the contact. The offeror shall not reassign these key personnel or appoint replacements without prior written approval from the Contracting Officer.

H.4 First Source Employment Agreement

      The Contractor shall maintain compliance with the terms and conditions of the First Source Employment Agreement executed between the District of Columbia and the Contractor throughout the entire duration of the contract, including any option periods.

H.5 Changes.

      a. Only the Contracting Officer is authorized to make changes to the terms and conditions of this Contract.

      b. Changes to voice messages will be made only upon request of the Government and at no cost. No restrictions will be placed on the Government to limit the numbers of changes or the frequency of changes that can be made. Changes shall be made promptly after receipt of the Contracting Officer's Technical Advisor's request by the Contractor in no case later than 48 hours after such receipt.

      c. Also see the provisions of Para C.3.(k), above.
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CFOPD-98-R-017                                               Page 14 of 41 Pages


                               PART II - SECTION I

                                CONTRACT CLAUSES

1. Order of Precedence and Contract

Any inconsistency in this solicitation shall be resolved by giving precedence in the following order (if provided):

A.    The Schedule
B.    The Statement of Work
C.    Special Contract Requirements
D.    Contract Clauses

2. Laws and Regulations Incorporated by Reference

The provisions of the following Acts, and representations and stipulations required by any of the said Acts together with the provisions of applicable regulations made pursuant to said Acts, are hereby incorporated by reference and, to the extent applicable, incorporated by reference in this contract; together with the Laws of the District of Columbia, and the Materiel Management Manual, effective July 1, 1974, as amended.

A. Contract Work Standards Act of August 13, 1962, also known as the Contract Work Hours and Safety Standards Act of 1962, Stat. 357-360.
B. Buy American Act, Act of March 3, 1933, c.212, Title III, 4Stat. 1520, as amended.
C. Walsh-Healy Public Contracts Act, Act of June 30, 1936, c.881, 4Stat. 2036. as amended. (Applies only when contract is $10,000 or more).
D. Commissioner's Order 73-51 dated February 28, 1973 as amended, "Compliance with Equal Opportunity Obligations in Contracts".
E.    Public Law 93-112 Rehabilitation Act of 1973 Section 504 as amended.
F. Mayor's Order 83-265 dated November 9, 1933 Subject: Employment Agreement Goal and Objectives for all District of Columbia Projects.
G. D.C. Law 5-93, Dated May 9, 1984, the First Source Employment Agreement Act of 1984.m
H.    Procurement Practices Act of 1985, D.C. Law 6-110.

3. Waiver

The waiver of any breach of the contract will not constitute a waiver of any subsequent breach thereof, nor a waiver of the contract.

4. Indemnification.

The Contractor shall indemnify and save harmless District and all its officers, agents, and servants against any and all claims or liability arising from or based on, or as a consequence of or result of, any act, omission or default of the Contractor, its employees, or its subcontractors, in the performance of this contract or any confidentiality agreement required under this contract. Moneys due or to become due to the Contractor under the contract may be retained by the District as necessary to satisfy any outstanding claim which the District may have against the Contractor.

5. Transfer

No contract or any interest therein shall be transferred by the parties to whom the award is made; such transfer will be null and void and will be cause to annul the contract.

6. Taxes

The Government of the District of Columbia is exempt from and will not pay, Federal Excise Taxes and D.C. or state Sales and Use Taxes. OFFERORS MUST EXCLUDE SUCH TAXES, AS WELL AS STATE AND CITY TAXES FROM THEIR PROPOSALS. Tax exemption certificates are no longer issued by the District for Federal Excise Tax. The following statements, as appropriate, may be used by Contractors when claiming tax deductions for Federal Excise Tax exempt items sold to the
District:

      "The District of Columbia government is exempt from Federal Excise Tax. Tax Exemption Registration 30070511 from the Internal Revenue Service, Baltimore MD."

      OR

      "Exempt from Maryland Sales Tax, Registered with the Comptroller of the Treasury (for deliveries to District Departments or Agencies) - Exemption Nr. 09339"

7. Officials Not To Benefit

No member of or delegate to Congress, or Officer or employee of the District shall be admitted to any share or part of this contract or to any benefit that may arise therefrom, and any contract made by the Contracting Officer of any District employee authorized to execute contracts in which they or the employee of the District shall be personally interested shall be void, and no payment shall be made thereon by the District or any officer thereof, but this provision shall not be construed to extend to this contract if made with a corporation for its general benefit. However, should a Federal or District employee submit a bid for his personal benefit, the Contracting Officer reserves the right to waive the aforementioned restriction, providing
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that said employee furnishes a Notarized Affidavit prior to the time set for opening of bids, setting forth intentions to resign his Federal or District employment in the event said employee shall be considered for an award of contract. Failure to submit such Affidavit shall automatically render his bid non-responsive and no further consideration shall be given thereto (See Representations, Certifications and Acknowledgments, Section K).

8. Disputes

A. If a dispute arises under or relates to the contract a claim by the Contractor shall be made writing and submitted to the Contracting Officer for a written decision. A claim by the District against the Contractor shall be subject to a written decision by the Contracting Officer.

B. "Claim," as used in this clause, means a written demand or written assertion by one of the contracting parties seeking, as a matter of right, the payment of money in a sum certain, the adjustment or interpretation of contract terms, or other relief arising under or related to the contract. A claim arising under a contract, unlike a claim relating to that contracts a claim that can be resolved under a contract clause that provides for the relief sought by the claimant.

C. The decision of the Contracting Officer shall be final and conclusive and not subject to review by any forum, tribunal or Government agency.

9. Changes

The Contracting Officer may, as any time, by written order, and without notice to the surety, if any, make changes in the contract within the general scope hereof. If such changes cause an increase or decrease in the cost of performance of this contact, or in the time required for performance, an equitable adjustment shall be made. Any claim for adjustment under this paragraph must be asserted within ten (10) days from the date the change is offered, provided, however, that the Contracting Officer, if he determines that the facts justify such action, may receive, consider and adjust any such claim asserted at any time prior to the date of final settlement of the contract. If the parties fail to agree upon the adjustment to be made, the failure to agree shall be considered a dispute. Nothing in this clause shall excuse the Contractor from proceeding with the contract as changed.

10. Termination for Default

A. The District may, subject to the provisions of paragraph C., below, by written notice of default to the Contractor, terminate the whole or any part of this contract in any one of the following circumstances: i] If the Contractor fails to make delivery of the supplies or to perform the services within the time specified within the project work plan or any extension thereof, or (ii) If the Contractor fails to perform any of the other provisions of this contract, or so fails to make progress as to endanger performance of this contract in accordance with its terms and in either of these two circumstances does not cure such failure within a period of ten (10) days (or such longer period as the Contractor may authorize in writing) after receipt of notice from the Contracting Officer specifying such failure.

B. In the event the District terminates this contract in whole or part as provided in paragraph A. above, the District may procure, upon such terms and in such manner as the Contracting Officer may deem appropriate, supplies or service similar to those so terminated; and the Contractor shall be liable to the District for any excess costs for similar supplies or services. Provided, that the Contractor shall continue the performance of this contact to the extend not terminated under provisions of this clause. The Contractor shall work with any subsequent contractor to ensure a smooth transfer of information for a period of sixty (60) days.

C. Except with respect to defaults of subcontractors, the Contractor shall not be liable for any excess costs if the failure to perform the contract arises out of causes beyond the control and without the fault or negligence of the contractor Such causes may include, but are not restricted to, acts of God or of public enemy, acts of the District or Federal Government in either their sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, and unusually severe weather; but in every case the failure to perform must be beyond the control and without the fault or negligence of the Contractor. If the failure to perform is caused by the default of the subcontractor, and if such default arises out of causes beyond the control of both the Contractor and the subcontractor, and without the fault or negligence of either of them, the Contractor shall not be liable for any excess cost for failure to perform, unless the supplies or services to be furnished by the contractor were obtainable from other sources in sufficient time to permit the Contractor to meet the required delivery schedule.

D. If this contract is terminated as provided in paragraph A. Above, District in addition to any other rights provided in this clause, may require the Contractor to transfer title and deliver to the District, in the manner and to the extent directed by the Contracting Office, completed supplies, (ii) such partially completed supplies and materials, information, and contract rights (herein after called "manufacturing materials") as the Contractor has specifically produced or specifically produced or specifically acquired for the performance been terminated; and the Contractor, shall, upon direction of the Contracting Officer, protect and preserve property in possession of the Contractor in which the District has an interest. Payment for completed supplies delivered to and accepted by the District shall be at the contract price. Payment for manufacturing materials delivered to and agreed upon by the Contractor and Contacting Officer; failure to agree to such amount shall be a dispute concerning a question of fact. The District may withhold from amounts otherwise due the Contractor for such completed supplies or manufacturing materials such sums as the Contracting Office determines to be necessary to protect the District against loss because of outstanding liens or claims of former lien holders.

E. If after notice of termination of this contract under the provisions of this clause, it is determined for any reason that the Contractor was not in default under the provision of this clause, or that the default was excusable under the provisions of this clause, the rights and obligations of the parties shall, if the contract contains a clause providing for a termination for convenience be the same as if the notice of termination had been issued pursuant to such clause. See Paragraph 14, below "Termination for Convenience of the District."

F. The rights and remedies of District provided in this clause shall not be exclusive and are in addition to any rights and remedies provided by law or under this contract. G. As used in paragraph C Above, the terms "subcontractor" and "subcontractors" means subcontractor(s) at any tier.

11. Termination for Convenience

A. CFO may, at any time, terminate performance of work under this contract in whole or in part if the Contracting Officer determines that a termination is in the District's interest. The Contracting Officer shall terminate by delivering to the Contractor a "Notice of Termination" specifying the extent of termination and effective date.

B. After receipt of a "Notice of Termination", and except as directed by the Contracting Officer, the Contractor shall immediately proceed with the following obligations regardless of any delay in determining or adjusting any amounts due under this clause (i) stop work as specified in the notice (ii) Place no further subcontracts or orders (referred to as subcontracts in this clause) for materials, services, or facilities, except as necessary to complete the continued portion of the contract. (iii) Terminate all contracts to the extent they relate to the work terminated, (iv) Assign to the District, as directed by the Contracting Officer, all rights, title and interest of the Contractor under the subcontracts terminated, in which case the District shall have the right to settle or pay any termination settlement proposal arising out of those terminations, (v) With approval or ratification to the extent
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required by the Contracting Officer, settle all outstanding liabilities and termination settlement proposals arising from the termination of subcontracts: the approval or ratification will be final for purposes of this clause, (vi) As directed by the Contracting Officer, transfer title and deliver to the District

      (a) the fabricated and unfabricated parts, work in process, completed work, supplies, and other material produced or acquired for the work terminated; and

      (b) the completed or partially completed plans, drawings, information, and other property that, if the contract has been completed, would be required to be furnished to the District

(vii) Complete performance of the work not terminated. (viii) Take any action that may be necessary, or that the Contracting Officer may direct, for the protection and preservation of the property related to this contract that is in the possession of the Contractor and in which the District has or may have acquired an interest, (ix) Use its best efforts to sell, as direct or authorized by the Contracting Officer, any property of the types referred to in the subparagraph (vi) above, provided, however, that the Contractor

      (a) is not required to extend credit to any purchase, and

      (b) may acquire the property under the conditions prescribed by, and at prices approved by, the Contracting Officer. The proceeds of any transfer or disposition will be applied to reduce any payments to be made by the District under this contract, credited to the price or cost of the work, or paid in any other manner directed by the Contracting Officer.

C. After the expiration of ninety (90) days (or such longer period as may be agreed to) after receipt by the Contracting Officer of acceptable inventory schedules, the Contractor may submit to the Contracting Officer a list, certified at to quantity, and quality of termination inventory not previously disposed of excluding items authorized for disposition by the Contracting Officer. The Contractor may request the District to remove those items or enter into an agreement for their storage. Within fifteen (15) days, the District will accept title to those items and remove them or enter into a storage agreement. The Contracting Officer may verify the list upon removal of the items, or if stored, within forty-five (45) days from submission of the list, and shall correct the list, as necessary, before final settlement.

D. After termination, the Contractor shall submit a final settlement proposal to the Contracting Officer in the form and with the certification prescribed by the Contracting Officer. The Contractor shall submit the proposal promptly, but not later than six (6) months from effective date of termination, unless extended in writing by the contracting Officer upon written request of the Contractor within this 6 month period. However, if the Contracting Officer determines that the facts justify it, a termination settlement proposal may be received and acted on after six (6) months or any extension. If the Contractor fails to submit the proposal within the time allowed, the Contracting Officer may determine, on the basis of information available, the amount, if any, due the Contractor because of the termination and shall pay the amount determined.

E. Subject to paragraph D. above, the Contractor and the Contracting Officer may agree upon the whole or any part of the amount to be paid because of the termination. The amount may include a reasonable allowance for profit on work done. However, the agreed amount whether under this paragraph E., or paragraph F., below, exclusive of costs shown in subparagraph F. (iii) below, may not exceed the total contract price as reduced by (a) the amount of payments previously made and (b) the contract price of work not terminated. The contract shall be amended, and the Contractor paid the agreed amount. Paragraph F., below shall not limit, restrict, or affect the amount that may be agreed upon to be paid under this paragraph.

F. If the Contractor and the Contracting Officer fail to agree on the whole amount to be paid because of the termination of work, the Contracting Officer shall pay the Contractor the amounts determined by the Contracting Officer as follows, but without duplication of any amounts agreed on under paragraph E., above: The contract price for completed supplies or services accepted by the District (or sold or acquired under subparagraph B. (ix), above), not previously paid for, adjusted for any saving of freight and other charges. The total of--

      (a) The costs incurred in the performance of the work terminated, including initial costs and preparatory expense allocable thereto, but excluding any costs attributable to supplies or services paid or to be paid under subparagraph F., (above;

      (b) cost of settling and paying termination settlement proposals under terminated subcontracts that are properly chargeable to the terminated portion of the contract if not included in subparagraph F. above; and

      (c) A sum, as profit on subparagraph F. above, determined by the Contracting Officer to be fair and reasonable; however, if it appears that the Contractor would have sustained a loss on the entire contract had it been completed, the Contracting Officer shall allow no profit under this subparagraph (c) and shall reduce the settlement to reflect the indicated rate of loss.

(iii) The reasonable cost of settlement of the work terminated, including

(a) Accounting, legal, clerical, and other expenses reasonably necessary for the preparation of termination settlement proposals and supporting data;

(b) the termination and settlement of subcontracts (excluding the amounts of such settlement); and

(c) Storage, transportation, and other costs incurred, reasonably necessary for the preservation, protection, or disposition of the termination inventory.

G. Except for normal spoilage, and except to the extent that the District expressly assumed the risk of loss, the Contracting Officer shall exclude from the amounts payable to the Contractor under paragraph F. above, the fair value, as determined by the Contracting officer, of property that is destroyed, lost, stolen, or damaged so as to become undeliverable to the District or to a buyer.

H. The Contractor shall have the right of appeal, under the Disputes clause, from any determination made by the Contracting Officer under paragraph D., F. or J., of this clause except that if the Contractor failed to submit the termination settlement proposal within the time provided in paragraph D. or J., and failed to request a time extension, there is no right of appeal. If the Contracting Officer has made a determination of the amount due under paragraph D., F. or J., the District shall pay the Contractor

      (a) the amount determined by the Contracting Officer if there is no right of appeal of if no timely appeal has been taken, or

      (b) the amount finally determined on an appeal. In arriving at the amount due the Contractor under this clause, there shall be deducted (i). All unliquidated advance or other payments to the Contractor under the terminated portion of this contract (ii). Any claim which the District has against the Contractor under this contract; and (iii). The agreed price for the proceeds of sale of, materials, supplies, or other things acquired by the Contractor or sold under the provisions of this clause and not recovered by or credited to the District.

I. If the termination is partial, the Contractor may file a proposal with the Contracting Officer for an equitable adjustment of the price(s) of the continued portion of the contract. The Contracting Officer shall make any equitable adjustment agreed upon. Any proposal by the Contractor for an equitable adjustment under this clause shall be requested within 90 days from the effective date of termination unless extended in writing by the Contracting Officer.

J. The District may, under the terms and conditions it prescribes, make any partial payments and payments against costs incurred by the Contractor for the terminated portion of the contract, If the Contracting Officer believes the total of these payments will not exceed the amount to which the Contractor will be entitled. If the total payments exceed the amount finally determined to be due, the Contractor shall repay the excess to the District upon demand, together with interest computed at the rate of ten percent (10%) per year. Interest shall be computed for the period from the date the excess payment is received by the contractor to the date the excess is repaid. Interest shall not be charged on any excess payment due to a
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reduction in the Contractor's termination settlement proposal because of retention or other disposition of termination inventory until 10 days after the date of the retention or disposition, or a later date determined by the Contracting Officer because of the circumstances.

K. Unless otherwise provided in this contract or by statute, the Contractor shall maintain all records and documents relating to the terminated portion of this contract for three (3) years after final settlement. This includes all books and other evidence bearing on the Contractor's costs and expenses under this contract. The Contractor shall make these records and documents available to the District, at the Contractors office, at all reasonable times, without any direct charge. If approved by the Contracting Officer, photographs, micrographs, or other authentic reproductions may be maintained instead of original records and documents.

12. Recovery of Debts Owed the District.

The Contractor hereby agrees that the District of Columbia may use all or any portion of any consideration or refund due the Contractor under the present contract to satisfy in whole or part, any debt due the District.

13. Examination of the Books

The Contracting Officer, the DC Inspector General, OFCO, The District of Columbia Auditor, and the D C. Financial Responsibility and Management Assistance Authority or any of their duly authorized representatives shall until three years after final payment, have the right to examine any directly pertinent books, documents, papers, and records of the Contractor involving transactions related to the contract.

14. Nondiscrimination Clause

A. The Contractor shall not discriminate in any manner against any employee or applicant for employment that would constitute a violation of the District of Columbia Human Rights Act, approved December 13, 1977 (D.C. Law 2-38: D.C. Code 1-2512) (1981 Ed.). The Contractor shall include a similar clause in all subcontracts, except subcontracts for standard commercial supplies or raw materials. In addition, the Contractor agrees and any subcontractor shall agree to post in conspicuous places, available to employees and applicants for employment, notice setting forth the provisions of the nondiscrimination clause provided in section 251 of the District of Columbia Human Rights Act (D.C. Code 1-2522)

B. Pursuant to rules of the Office of Human Rights, published on August 15, 1986 in the D.C. Register, the following clauses apply to this contract:

      (i) The contractor shall not discriminate against any employee or applicant for employment because of race, color, religion, national origin, sex, age, marital status, personal appearance, sexual orientation, family responsibilities, matriculation, political affiliation, or physical handicap,

      (ii) The Contractor agrees to take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, national origin, sex, age, marital status, personal appearance, sexual orientation, family responsibilities, matriculation, political affiliation, or physical handicap. The affirmative action shall include, but not be limited to the following: (a) Employment, upgrading, or transfer; (b) Recruitment or recruitment advertising; (c) Demotion, layoff, or termination; (d) Rates of pay, or other forms of compensation; and (e) Selection for training and apprenticeship.

      (iii) The Contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the Contracting Agency, setting forth the provisions in subsections B.(i) and B.(ii), above, concerning nondiscrimination and affirmative action.

      (iv) The Contractor shall, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment pursuant to the nondiscrimination requirement set forth in subsection B.

      (v) The Contractor agrees to send to each labor union or representative of workers with which it has a collective bargaining agreement, or other contract or understanding, a notice to be provided by the Contracting Agency, advising each labor union or workers' representative of the Contractor's commitments under this chapter, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

      (vi) The Contractor agrees to permit access to all books, records, and accounts, pertaining to its employment practices, by the Contracting Officer and the Contracting Agency for purposes of investigation to ascertain compliance with this chapter, and to require under terms of any subcontractor agreement each subcontractor to permit access of such subcontractor's books, records, and accounts for such purposes.

      (vii) The Contractor agrees to comply with the provisions of this chapter and with all guidelines for equal employment opportunity applicable in the District of Columbia adopted by the District, or any authorized official.

      (viii) The prime contractor shall include in every subcontract the equal opportunity clauses, subsection B(i) through B(ii) of this section, so that such provisions shall be binding upon each subcontractor or vendor.

      (ix) The prime contractor shall take such action with respect to any subcontract as the Contracting Officer may direct as a means of enforcing these provisions, including sanctions for non-compliance; provided, however, that in the event the prime contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the Contracting Agency, the prime contractor may request the District to enter into such litigation to protect the interest of the District

15. Service Contract Act of 1965

A. Definitions:

      "Act", as used in this clause, means the Service Contract Act of 1965, as amended (41 U.S.C. 351-358).

      "Contractor" as used in this clause, means the prime Contractor or any subcontractor at any tier.

      "Service employee" as used in this clause, means any person (other than a person employed in a bona fide executive, administrative or professional capacity as defined in 29 CFR 541) engaged in performing a Government contract nor exempted under 41 U.S.C. 356, the principal purpose of which is to furnish services in the United States as defined in section 22.1001 of the Federal Acquisition Regulation. It includes all such persons regardless of the actual or alleged contractual relationship between them and a contractor.

B. Applicability To the extent that the Act applies, this contract is subject to the following provisions and to all other applicable provisions of the Act and regulations of the Secretary of Labor (29CFR 4) All interpretations of the Act in Subpart C of 29 CFR 4 are incorporated in this contract by reference. This clause does not apply to contracts or subcontracts administratively exempted by the Secretary of Labor or exempted by 41 U.S.C. 356, as interpreted in Subpart
C. 29 CFR 4.

C. Compensation (i) The Contractor shall pay not less than the minimum wage and shall furnish fringe benefits to each service employee.
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under this contract in accordance with wages and benefits determined by the
Secretary of Labor or the Secretary's authorized representative, as specified in any attachments to this contract. (ii) If there is an attachment, the Contractor shall classify any class of service employees not listed in it, but to be employed under this contract. The classification shall provide a reasonable relationship to those listed in the attachment. The Contractor shall pay that class wages and fringe benefits determined by agreement of the interested parties. The contracting agency, the Contractor, and the employees who will perform the contract or their representatives. If the interested parties do not agree, the Contracting Officer shall submit the question, with a recommendation for final determination by the Office of Government Contract Wage Standards, Wage and Hour Division Employment Standards Administration (ESA). Department of Labor. Failure to pay such employees the compensation agreed upon by the interested parties or finally determined by ESA is a contract violation. (iii) If the term of this contract is more than one (1) year, the minimum wages and fringe benefits required for service employees under this contract shall be subject to adjustment after 1 year and not less often than once every two (2) years under wage determinations issued by ESA.

D. Minimum Wage. In the absence of a minimum wage attachment for this contract, the Contractor shall not pay any service or other employees performing this contract less than the minimum wage specified by section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended (29 U.S.C. 206). Nothing in this clause shall relieve the Contractor of any other legal or contractual obligations to pay a higher wage to any employee.

E. Successor Contracts. If this contract succeeds a contract subject to the Act under which substantially the same services were furnished and service employees were paid wages and fringe benefits provided for in a collective bargaining agreement, then, in the absence of a minimum wage attachment to this contract, the Contractor may not pay any service employee performing this contract less than the wage and benefits, including those accrued and any prospective increases, provided for under that agreement. No Contractor may be relieved of this obligation unless the limitations of 29 CFR 4.1c(b) apply or unless the Secretary of Labor or the Secretary's authorized representative (i) Determines that the agreement under the predecessor was not the result of arms-length negotiations, or (ii) Finds, after a hearing under 29 CFR 4.10, that the wages and benefits provided for by that agreement vary substantially from those prevailing for similar services in the locality.

F. Notification to Employees. The Contractor shall notify each service employee commencing work on this contract of the minimum wage and any fringe benefits required to be paid, or shall post a notice of the wages and benefits in a prominent and accessible place at the work site, using such poster at may be provided by the Department of Labor.

G. Safe and sanitary working conditions. The Contractor shall not permit services called for by this contract to be performed in building or surroundings or under working conditions provided by or under working conditions provided by or under the control or supervision of the Contractor that are unsanitary, hazardous, or dangerous to the health or safety of service employees. The Contractor shall comply with the health standards applied under 29 CFR Part 1925, H. Records. The Contractor shall maintain for three (3) years from the completion of the work, and make available for inspection and transcription by authorized ESA representatives, a record of the following (i) For each employee subject to the Act -

      (a) Name and address;

      (b) Work classification or classifications, rate or rates of wages and fringe benefits provided

      (c) Rate or rates of payments in lieu of fringe benefits, and total daily and weekly compensation;

      (d) Daily and weekly hours worked; and

      (e) Any deductions, rebates, or refunds from total daily and weekly compensation.

(ii) For those classes of service employees not included in any wage determination attached to this contract, wage rates or fringe benefits determined by interested parties or by ESA under the term of paragraph K of this clause will fulfill this requirement.

I. Withholding of payments and Termination of Contract. The Contracting Officer shall withhold from the prime contractor under this or any other government contract with the prime contractor any sums the Contracting Officer, or an appropriate officer of the Labor Department, decides may be necessary to pay underpaid employees. Additionally, any failure to comply with the requirements of this clause may be grounds for termination for default.

J. Contractor's Report. (i) If there is a wage determination attachment to this contract and any classes of service employees not listed on it are to be employed under the contract, the Contractor shall report promptly to the Contracting Officer the wages to be paid and the fringe benefits to be provided each of these classes, when determined under paragraph C, of this clause. (ii) If wages to be paid or fringe benefits to be furnished any service employee(s) under the contract are covered in collective bargaining agreement effective at any time when the contract is being performed, the prime Contractor shall provide to the Contracting Officer a copy of the agreement and full information on the application and accrual of wages and benefits (including any prospective increases) to service employees working on the contract. The prime Contractor shall report when contract performance begins, in the case of agreements then in effect, and shall report subsequently effective agreements, provisions, or amendments promptly after they are negotiated.

K. Variations, tolerances, and exemptions involving employment. Notwithstanding any of the provisions in this clause, the following employees may be employed in accordance with the following variations, tolerances, and exemptions authorized by the Secretary of Labor. (i) In accordance with regulations issued under
Section 14, of the Fair Labor Standards Act of 1938 by the Administrator of the Wage and Hour Division, ESA(29 CFR 520, 521, 524 and 525), apprentices, student learners, and workers whose earning capacity is impaired by age or by physical or mental deficiency or injury, may be employed at wages lower than the minimum wages otherwise required by section 2(a)(1) or 2(b)(1) of the Service Contract Act, without diminishing any fringe benefits or payments in lieu of these benefits required under section 2(a)(2) of the Act. (ii) If the Administrator will issue certificates under the Act for employing apprentices, and student learners, disabled persons, or disabled clients of sheltered workshops not subject to the Fair Labor Standards Act of 1938, or subject to different minimum rates of minimum wages, but without changing requirements concerning fringe benefits for supplementary cash payments in lieu of these benefits. (iii) The Administrator may also withdraw, annul, or cancel such certificates under 29 CFR 525 and 528. (iv) An employee engaged in an occupation in which the employee customarily and regularly receives more than $ 30 a month in tips credited by the employer against the minimum wage required by section 2(a)(1) of the Act or section 2(b)(1) of the Act, in accordance with regulations in 29 CFR 531. However, the amount of credit shall not exceed 40 percent of the minimum rate specified in section 6(a)(1) of the Fair Labor Standards Act of 1938 as amended.

16. Conflict of Interest

The Contractor shall take special care to avoid even the appearance of a conflict on Interest in its dealings with the District. Any such conflict shall be immediately disclosed to the Contracting Officer. The contract is subject to immediate termination pursuant the Default clause herein if the District determines that action by the Contractor outside the scope of the contract create a potential conflicts of interest or other untenable posture, in the absence of a written waiver by District.
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17. Disclosure of the Information

No information regarding the Contractor's performance of the contract shall be disclosed by the Contractor to anyone other than District Government officials unless written approval is obtained in advance from the Contracting Officer.

18. Rights In Data

A. All data first produced in the performance of this contract shall be the sole property of the District Contractor hereby acknowledges that all data including, without limitation, computer program codes produced by the Contractor for the District under this contract are works made for hire and are the sole property of the District; but, to the extent any such data may not, by operation of law, be works made for hire. Contractor hereby transfers and assigns to the District the ownership of copyright in such works, whether published or unpublished. The Contractor agrees to give the District all assistance reasonably necessary to perfect such rights including but not limited to, the works and supporting documentation and the execution of any instrument required to register copyrights. The Contractor agrees not to assert any rights at common law or in equity in such data. The Contractor shall not publish or reproduce such data in whole or in part or in any manner or form, or authorize others to do so, without written consent of the District until such time as the District may have released such data to the public. The District shall not unreasonably withhold consent to the Contractor's request to publish or reproduce data in professional publications.

B. The District shall have restricted rights in data, including computer software and all accompanying documentation, and manuals and instructional materials, listed or described in a license or agreement made a part of the contract, which the parties have agreed will be furnished with restricted rights, provided however, notwithstanding any contrary provision in any such license or agreement, such restricted rights shall include, as a minimum, the right to: (i) Use the data at any District installation. If the data is software, use the software and all accompanying documentation and manuals or instructional materials with the computer for which or with which it was acquired, including use at any District installation to which the computer may have been transferred by the District; (ii) Use the computer software and all accompanying documentation and manuals or instructional materials with a backup computer if the computer for which or with which it was acquired is inoperative;
(iii) Copy computer programs for safekeeping (archives) or backup purposes; and
(iv) modify all the data, including computer software and all accompanying documentation and manuals or instructional materials, or combine it with other software, subject to the provision that the modified portions shall remain subject to these restrictions.

C. The restricted rights set forth in Paragraph B are of no effect unless the data is marked by the Contractor with the following legend:

                                RESTRICTED RIGHTS

 Use, duplication, or disclosure is subject to restrictions stated in Contract
      No. ___________ with (contractor's name) __________________________

and (ii) the related computer software documentation includes a prominent statement of the restrictions applicable to the computer software. The Contractor may not place any legend on computer software indicating restrictions on the District's rights in such software unless the restrictions are set forth in a license or agreement made a part of the contract prior to the delivery date for the software. Failure of the Contractor to apply a restricted rights legend to such computer software shall relieve the District of liability with respect to such unmarked software.

D. In addition to the rights granted in Paragraph B above, the Contractor hereby grants to the District a nonexclusive, paid up license throughout the world, of the same scope as restricted rights set forth in Paragraph B above, under any copyright owned by the Contractor. In any work of authorship prepared for or acquired by the District under the contract. Unless written approval of the Contracting Officer is obtained, the Contractor shall not include in technical data or computer software prepared for or acquired by the District under the contract any works of authorship in which the copyright is not owned by the Contractor without acquiring for the District any rights necessary to perfect a copyright license of the scope specified in the first sentence of this paragraph.

E. Whenever any data, including computer software, is to be obtained from a subcontractor under this contract, the Contract shall use this same clause in the subcontract, without alteration, and no other clause shall be used to enlarge or diminish the District's or the Contractor's rights in that subcontractor data or computer software which is required for the District.

F. For all computer software furnished to the District with the rights specified in Paragraph A, the Contractor shall furnish to the District a copy of the source code with such rights of the scope specified in Paragraph A. For all computer software furnished to the District with the restricted rights specified in Paragraph B, the District, if the Contractor, either directly or through a successor or affiliate shall cease to provide the maintenance or warranty service provided the District under this contract or any paid-up maintenance agreement, or if Contractor should be declared bankrupt or insolvent by a court of competent jurisdiction, shall have the right to obtain, for its own and sole use only, a single copy of the then current version of the source code supplied under this contract, and a single copy of the documentation associated therewith, upon payment to the person in control of the source code the reasonable cost of making each copy.

G. The Contractor shall indemnify and save and hold harmless the District, its officers, agents and employees acting within the scope of their official duties against any liability, including costs and expenses, (i) for the violation of proprietary rights, copyrights, or rights of privacy, arising out of the publication, translation, reproduction, delivery, performance, use or disposition of any data furnished under this contract, or (ii) based upon libelous or other unlawful matter contained in such data.

H. Nothing contained in this clause shall imply a license to the District under any patent, or be construed as affecting the scope of any license or other right granted to the District under any patent. Paragraphs B, C, D, F, and G above are not applicable to material furnished to the Contractor by the District and incorporated in the work furnished under contract, provided that such incorporated materiel is identified by the Contractor at the time of delivery of such work.

19. Preferences for Local Businesses, Disadvantaged Businesses, or Businesses Operating in an Enterprise Zone.

A. General Preferences. Under the provisions of D.C. Law 9-217, "Equal Opportunity for Local, Small and Disadvantaged Business Enterprises Act of 1992" ("Act"), the District shall apply preferences in evaluating proposals from businesses that are local, disadvantaged or located in an enterprise zone of the District of Columbia. The scale of points which can be applied under the Act are defined in solicitations at Part I - Section M, Evaluation Factors for Award.

B. Liquidated Damages. If the Contractor fails to comply with the subcontracting plan submitted in accordance with the requirements of the contract and 27 DCMR 804.9, 39 DCR 9059 (December 4, 1992), and approved by the Contracting Officer, within the period of the contract or any extension thereof, the Contractor shall, in place of actual damages, pay to the District as fixed, agreed and liquidated damages, for each calendar day the
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Contractor fails to comply with the subcontracting plan, the sum of $25.00, unless the Contracting Officer determines that the contractor made good faith efforts to comply with the subcontracting plan. Prior to assessing any liquidated damages under this provision, the Contracting Officer shall issue a written notice informing the Contractor that it is not in compliance with the subcontracting plan and setting forth the areas of non-compliance. The written notice from the Contracting Officer shall provide the Contractor ten (10) days from the date of receipt of the written notice to correct any areas of non-compliance or to demonstrate that the Contractor has used good faith efforts to comply with the subcontracting plan. If the Contractor fails to correct any areas of non-compliance or demonstrate good faith efforts within the ten-day period, the Contracting Officer shall assess liquidated damages beginning on the first day after the end of the ten-day period. If the failure to comply with the subcontracting plan is such that the District deems it a material breach of the contract and terminates the contract under the Default Clause, the Contractor shall be liable for the fixed, agreed and liquidated damages accruing until the time the District may reasonably obtain similar goods or services.

20. Applicability of the Service Contract Act of 1965

To the extent that the Act applies, this contract is subject to the following provisions and to all other applicable provisions of the Act and regulations of the Secretary of Labor (29 CFR 4). All interpretations of the Act in Subpart C of 29 CFR 4 are incorporated in this contract by reference. This clause does not apply to contracts or subcontracts administratively exempted by the Secretary of Labor or exempted by 41 U.S.C. 356, as interpreted in Subpart C, 29 CFR 4. See appropriate Attachment at Part IV - Section J for the applicable U.S. Department of Labor Wage Rate Determination, if applicable.

21. Patents

The Contractor shall hold and save the District, its officers, agents, servants and employees harmless from liability of any nature or kind, including costs, expenses, for or on account of any patented or unpatented invention, article, process, or appliance, manufactured or use in the performance of this Contract, including their use by the District, unless otherwise specifically stipulated in this Contract.

22. Inspection and Acceptance.

Inspection and acceptance will be at destination, unless otherwise provided. Until delivery and acceptance, and after any rejections, risk of loss will be on the Contractor unless loss results from negligence on the part of the government.

23. Responsibility for Supplies Tendered

The Contractor shall be responsible for the materials or supplies covered by this Contract until they are delivered at the designated point, but the Contractor shall bear all risk on rejected materials or supplies after notification of rejection. Upon failure to do so within ten days after notification, the District may return the rejected materials or supplies to the Contractor at the Contractor's risk and expense.

24. Appropriation of Funds

The District's liability under this contract is contingent upon the future availability of monies with which to make payment [ILLEGIBLE] contract purpose. The legal liability on the part of the District of Columbia for payment of any money shall not arise unless and until such monies shall have been provided.

25. Multiyear Contract.

If funds are not available for the continued performance in a subsequent year of a multiyear contract, the contract for the subsequent year shall be terminated, either automatically or in accordance with the termination clause of this contract, if any. Unless otherwise provided for in this contract, the effect of termination is to discharge both the District and the Contractor from future performance of the Contract, but not from their existing obligations. The Contractor shall be reimbursed for the reasonable value of any nonrecurring costs incurred, but not amortized in the price of the supplies or services delivered under the Contract.

26. Termination of Contracts for Certain Crimes and Violations

A. The District may terminate without liability any Contract and may deduct from the Contract price or otherwise recover the full amount of any fee, commission, percentage, gift, or consideration paid in violation of this title if the Contractor has been convicted of a crime arising out of or in connection with the procurement of any work to be done or any payment made under this Contract.

B. If a Contract is terminated pursuant to this section, the Contractor: (i) May be paid only the actual costs of the work performed to the date of termination, plus termination costs, if any; and (ii) shall refund all profits or fixed fees realized under the Contract.

C. The rights and remedies contained in this Clause are in addition to any other rights or remedies provided by law, and the exercise of any of them is not a waiver of any other right or remedy provided by law.

27. Invoices

      A. An invoice is a written request for payment under the contract for supplies delivered or services rendered in order to be proper an invoice must include as applicable, the following:

      (1) Name and address of the Contractor.
      (2) Invoice date.
      (3) Contract number or other authorization for supplies delivered or services performed (including order number and contract line item number).
      (4) Description, quantity, unit of measure, unit price and extended price of supplies delivered or services performed.
      (5) Shipping and payment terms (e.g., shipment number and date of shipment, prompt payment discount terms).
      (6) Name and address of Contractor official to whom the payment is to be sent (must be the same as that on the contract or accompanied by a proper notice of assignment).
      (7) Name (where practicable), title, phone number, mailing address of person to be notified in event of defective invoice.
      (8) Any other information or documentation required by the Contract (such as evidence of shipment).
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Invoices shall be prepared and submitted in quadruplicate (one copy shall be marked "original") unless otherwise specified.

      B. For purpose of determining if interest begins to accrue under the Prompt Payment Act (Public Law 97-177), as amended by P.L. 100-496):

      (1) A proper invoice will be deemed to have been received when it is received by the office designated in the contract for receipt of invoices and acceptance of the supplies delivered or services rendered has occurred;
      (2) Payment shall be considered made on the date on which check for such payment is dated;
      (3) Payment terms (e.g., "net 20") offered by the Contractor will not be deemed as the "required payment date"; and
      (4)   The following periods of time will not be included;
            (i) after receipt of an improper invoice and prior to notice of any defect or impropriety, but not to exceed 7 days; and
            (ii) between the date of a notice and any defect or impropriety and the date a proper invoice is received. When the notice is in writing, it shall be considered made on the date shown in the notice.
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                              PART III - SECTION J

                               LIST OF ATTACHMENTS

Number                             Description

1.          Schedule of Fees and Charges (Line Item 0003 of the Schedule)

Not included in the solicitation - incorporated in the contract at the conclusion of negotiations.

2.          D.C. Pamphlet 1345, Electronic Payments Manual

Note: This manual is incorporated by this reference; a copy may not necessarily be attached to this copy of this document, but may be retrieved electronically via Email by sending a message to

                        rfp_at_~cfo-ojs.ccmail.dcgov.org

In the subject line of the message, use "Please Send DC-1345".

3. Confidentiality Agreement (Contractor must sign before beginning performance).

4.          Performance Related Documents from Contractor's Proposal (33 pages):

                  -     Letter of Kenneth Stern, CEO, dated September 17, 1998
                  - Clarification Letter of Stephen R. Johnson, Sr. VP, dated October 30, 1998.
                  - Statement of Experience and Capability (Offeror's Proposal Section A)
                  -     Qualifications of Key Personnel (Offeror's Proposal
                        Section B)
                  -     Summary of Firm's Approach (Offeror's Proposal Section
                        C)
                  - Technical Implementation Plan (Exhibit 4 of Offeror's Proposal)
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                               PART IV - SECTION K

        REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS

   (This section must be completed and returned with applicable documentation called for throughout the text in order for a proposal to be considered responsive to the solicitation).

The Offeror Represents and Certifies as part of the offer that (check or complete all applicable items and submit all required documentation):

K.1   Certification Regarding a Drug-Free Workplace.

      A.    Definitions. As used in this provision:

            "Controlled substance" means a controlled substance in schedules I through V of section 202 of the Controlled Substances Act (21 U.S.C.
            812) and as further defined in regulation at 21 CFR 1308.11 -
            1308.15.

            "Conviction" means a finding of guilt (including a plea of nolo contendere) or imposition of sentence, or both, by any judicial body charged with the responsibility to determine violations of the Federal or State criminal drug statutes.

            "Criminal drug statute" means a Federal or non-Federal criminal statue involving the manufacture, distribution, dispensing, possession or use of any controlled substance.

            "Drug-free workplace" means the site(s) for the performance of work done by the Contractor in connection with a specific contract at which employees of the Contractor are prohibited from engaging in the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance.

            "Employee" means an employee of a Contractor directly engaged in the performance of work under a Government contract.

            "Directly engaged" is defined to include all direct cost employees and any other Contractor employee who has other than a minimal impact or involvement in contract performance.

            "Individual" means an offeror/contractor that has no more than one employee including the offeror/contractor.

      B. By submission of its offer, the offeror, if other than an individual, who is making an offer that equals or exceeds $25,000, certifies and agrees, that with respect to all employees of the offeror to be employed under a contract resulting from this solicitation, it will - no later than 30 calendar days after contract award for contracts of 30 calendar days or more performance duration; or as soon as possible for contracts of less than 30 calendar days performance duration, but in any case, by a date prior to when performance is expected to be completed -

            (1) Publish a statement notifying such employees that the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance is prohibited in the Contractor's workplace and specifying the actions that will be taken against employees for violations of such prohibition;

            (2) Establish an ongoing drug-free awareness program to inform such employees about -

                  (a)   The dangers of drug abuse in the workplace;

                  (b) The Contractor's policy of maintaining a drug-free workplace;

                  (c) Any available drug counseling, rehabilitation, and employee assistance programs; and

                  (d) The penalties that may be imposed upon employees for drug abuse violations occurring in the workplace.

            (3) Provide all employees engaged in performance of the contract with a copy of the statement required by subparagraph B(1) of this provision;

            (4) Notify such employees in writing in the statement required by subparagraph B(1) of this provision that, as a condition of continued employment on the contract resulting from this solicitation, the employee will -

                  (a)   Abide by the terms of the statement; and

                  (b) Notify the employer in writing of the employee's conviction under a criminal drug statute for a violation occurring in the workplace no later than 5 calendar days after such conviction;

            (5) Notify the Contracting Officer in writing within 10 calendar days after receiving notice under subdivision B(4)(b) of this clause, from an employee or otherwise receiving actual notice of such conviction. The notice shall include the position title of the employee.

            (6) Within 30 calendar days after receiving notice under subdivision B(4)(b) of this provision of a conviction, take one of the following actions with respect to any employee who is convicted of a drug abuse violation occurring in the workplace:

                  (a) Take appropriate personnel action against such employee, up to and including termination; or
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                  (b)   Require such employee to satisfactorily participate in
                        drug abuse assistance or rehabilitation program approved for such purposes by a Federal, State, or local health, law enforcement, or other appropriate agency.

            (7) Make a good faith effort to maintain a drug-free workplace through implementation of subparagraphs B.(1) through B.(6) of this provision.

      C. By submission of its offer, the offeror, if an individual who is making an offer of any dollar value, certifies and agrees that the offeror will not engage in the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance in the performance of the contract resulting from this solicitation.

      D. Failure of the offeror to provide the certification required by paragraphs B or C of this provision, renders the offeror unqualified an ineligible for award.

            In addition to other remedies available to the Government, the making of a false, fictitious, or fraudulent certification under paragraph B or C of this provision may render the maker subject to criminal prosecution.

K.2   Type of Business Organization.

      The offeror or quoter, by checking the applicable box represents that it operates as |X| a corporation under the laws of the State of CALIFORNIA, |_| an individual, |_| a partnership, |_| a nonprofit organization, or |_| a joint venture.

K.3   Authorized Negotiators.

      The offeror shall list the names of persons authorized to negotiate on the offeror's behalf in connection with the Request for Proposal (list names, titles and telephone numbers of the authorized negotiators):

      KENNETH STERN, PRESIDENT, 800-IVR-4567
      --------------------------------------------------------------------------
      STEVE JOHNSON, SR. VICE PRESIDENT, 800-IVR-4567
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

K.4 Vendor Submissions For Preferences for Local Business Enterprises, Disadvantaged Business Enterprises, or Businesses Located in an Enterprise Zone.

      Any vendor seeking to receive preferences on this solicitation as a local business enterprise ("LBE"), disadvantaged business enterprise ("DBE"), or business located in an enterprise zone, must submit at the time of, and as part of its proposal, evidence of the vendor's, subcontractor's, or joint venture partner's certification or self-certification as an LBE or DBE, to include a copy of all relevant letters of certification from the District of Columbia Minority Business Opportunity Commission, or a copy of any sworn notarized Self-Certification Forms prescribed by the Minority Business Opportunity Commission along with an acknowledgment letter issued by the Director of the Department of Human Rights and Minority Business Development, or evidence that the vendor or any subcontractor is located in an enterprise zone.

      By checking the applicable box, the offeror represents that it is certified as a |_| local business, |_| a disadvantaged business, or a |_| business located in an enterprise zone, in accordance with D.C. Law 9-217, the "Equal Opportunity for Local, Small and Disadvantaged Business Enterprises Act of 1992". Further, by checking any the following boxes, the offeror represents that it is using or will use one or more subcontractors certified as |_| local businesses, |_| disadvantaged businessES, or |_| businesses located in enterprise zones. If any boxes are checked to gain the preferences available under the law, provide evidence of such certification as follows:

      A Self-Certification Package is available to assist offerors in the completion of their certifications. Any vendor, subcontractor or joint venture seeking self-certification may obtain the package from:

               The Department of Human Rights and Minority Business Development Certification and Business Development Division
               441 4th Street, NW, Ninth Floor
               Washington, DC 20001

      All vendors are encouraged to contact the Certification and Business Development Division at (202) 724-1385 if additional information is required on certification procedures and requirements.

      Any material misrepresentation on the sworn notarized self-certification form could result in termination of the contract, contractor's liability for civil and criminal action in accordance with the Equal Opportunity for Local Small and Disadvantaged Business Enterprises Act of 1992, D.C. Law 9-217 and other District Laws and possible [illegible].
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K.5   Certificate of Independent Price Determination (Apr 1985).

      (a) The offeror certifies that-- (1) The prices in this offer have been arrived at independently, without, for the purpose of restricting competition, any consultation, communication, or agreement with any other offeror or competitor relating to (i) those prices, (ii) the intention to submit an offer, or (iii) the methods or factors used to calculate the prices offered; (2) The prices in this offer have not been and will not be knowingly disclosed by the offeror, directly or indirectly, to any other offeror or competitor before bid opening (in the case of a sealed bid solicitation) or contract award (in the case of a negotiated solicitation) unless otherwise required by law; and (3) No attempt has been made or will be made by the offeror to induce any other concern to submit or not to submit an offer for the purpose of restricting competition.

      (b) Each signature on the offer is considered to be a certification by the signatory that the signatory-- (1) Is the person in the offeror's organization responsible for determining the prices being offered in this bid or proposal, and that the signatory has not participated and will not participate in any action contrary to subparagraphs (a)(1) through (a)(3) of this provision, or (2)(i) Has been authorized, in writing, to act as agent for the following principals in certifying that those principals have not participated, and will not participate in any action contrary to subparagraphs (a)(1) through (a)(3) of this provision STEVE JOHNSON [insert full name of person(s) in the offeror's organization responsible for determining the prices offered in this bid or proposal, and the title of his or her position in the offeror's organization]; (ii) As an authorized agent, does certify that the principals named in subdivision (b)(2)(i) of this provisions have not participated, and will not participate, in any action contrary to subparagraphs (a)(1) through (a)(3) of this provision; and (iii) As an agent, has not personally participated, and will not participate, in any action contrary to subparagraphs (a)(1) through
            (a)(3) of this provision. If the offeror deletes or modifies subparagraph (a)(2) of this provision, the offeror must furnish with its offer a signed statement setting forth in detail the circumstances of the disclosure.

K.6   Contingent Fee Representation and Agreement

      The Contractor warrants that no person or selling agency has been employed or retained to solicit or secure the contract upon an agreement or understanding for a commission, percentage, brokerage or contingent fee, excepting bona fide employees or bona fide established commercial or selling agencies maintained by the contractor for the purpose of securing business. For breach of violation of this warranty, the District shall have the right to terminate the contract without liability or in its discretion to deduct from the contract or price or consideration or otherwise recover the full amount of the commission, percentage, brokerage, or contingent fee.

K.7   Prospective Contractor's Responsibility

      In order to receive an award under this RFP, the Contracting Officer must determine that the prospective contractor has the capability in all respects to perform fully the contract requirements. To be deemed responsible, a prospective contractor must establish that it has:

            (1) Financial resources adequate to perform the contract, or the ability to obtain them;

            (2) Ability to comply with the required or proposed delivery or performance schedule, taking into consideration all existing commercial and governmental business commitments;

            (3)   A satisfactory record of performance;

            (4) The necessary organization, experience, accounting and operational control, and technical skills, or the ability to obtain them.

            (5) Compliance with the applicable District licensing, tax laws, and regulations;

            (6) The necessary production, construction, and technical equipment and facilities, or the ability to obtain them; and

            (7) Other qualifications and eligibility criteria necessary to receive an award under applicable laws and regulations.

      The District reserves the right to request from a prospective contractor information necessary to determine the prospective contractor's responsibility. Information is to be submitted upon the request of the District within the time specified in the request. Failure of an offeror to comply with a request for information may subject the offeror's proposal to rejection on responsibility grounds. If a prospective contractor fails to supply the requested information, the District's Contracting Officer shall make the determination of responsibility or nonresponsibility based on available information. If the available information is insufficient to make a determination of responsibility, the District's Contracting Officer shall determine the offeror to be nonresponsible.

K.8   ASSURANCE OF COMPLIANCE WITH EQUAL EMPLOYMENT OPPORTUNITY REQUIREMENTS

      Mayor's Order 85-85, effective June 10, 1985 and the rules implementing Mayor's Order 85-85, 4 DCR 1100 "Equal Opportunity Requirements in District Government Contracts," are incorporated into District of Columbia contracts by reference. Therefor, all bidders offerors shall indicate below their written commitment to assure compliance with Mayor's Order 85-85 and the Implementing Regulation. Failure to comply with the subject Mayor's Order and the Implementing Regulation shall result in rejection of the prospective bid proposal.

      I, KENNETH STERN, PRESIDENT, the authorized representative of U.S. AUDIOTEX, LLC, hereinafter referred to as "the contractor," certify that the contractor is fully aware of all of the provisions of Mayor's Order 85-85, effective June 10, 1985, and of the Rules Implementing Mayor's Order 85-85, and 4 DCR 1100. I further certify and assure that the contractor will fully comply with all applicable provisions of the Mayor's Order and Implementing Regulation if awarded the D.C. Government contract as a result of the present solicitation. Further the
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      contractor acknowledges and understands that the award of said contract and its continuation are specifically conditioned upon the contractor's continued compliance with the Order and Regulations cited above.

      Further the Contractor agrees to include in each subcontract it issues for goods and services, including construction contracts, except construction subcontracts for standard commercial supplies or raw materials, shall include as express contractual provisions, the language contained in Title 4, District of Columbia Regulation at Paragraphs 1103.2 through 1103.10, which is as follows:

            1103.2 The contractor shall not discriminate against any employee or applicant for employment because of race, color, religion, national origin, sex, age, marital status, personal appearance, sexual orientation, family responsibilities, matriculation, political affiliation, or physical handicap.

            1103.2 The contractor agrees to take affirmative action to ensure applicants are employed, and that the employees are treated during employment without regard to their race, color, religion, national origin, sex, marital status, personal appearance, sexual orientation, family responsibilities, matriculation, political affiliation, or physical handicap. The affirmative action shall include, but not be limited to, the following:

                  (a)   Employment, upgrading or transfer;

                  (b)   Recruitment or recruitment advertising;

                  (c)   Demotion, layoff or termination;

                  (d)   Rates of pay, or other forms of compensation; and

                  (e)   Selection for training and apprenticeship.

            1103.4 The Contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the Contracting Agency, setting forth the provisions in Paras. 1103.2 and 1103.3 concerning non-discrimination.

            1103.5 The contractor shall, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment pursuant to the non-discrimination requirements set forth in paragraph 1103.2.

            1103.6 The contractor agrees to send to each labor union or representative of workers with which it has a collective bargaining agreement, or other contract or understanding, a notice to be provided by the Contracting Agency, advising each labor union or worker's representative of the contractor's commitments under this chapter, and shall post copies of the notice in conspicuous places available to the employees and applicants for employment.

            1103.7 The contractor agrees to permit access to all books, records, and accounts pertaining to its employment practices, by the Director and the Contracting Agency for purposes of investigation to ascertain compliance with this chapter, and to require under terms of any subcontractor agreement with each subcontractor to permit access of those subcontractor's books, records and accounts for such purposes.

            1103.8 The contractor agrees to comply with the provisions of this chapter and with all guidelines for equal employment opportunity applicable in the District of Columbia adopted by the Director, or any authorized official.

            1103.9 The prime contractor shall include in every subcontract the equal opportunity clauses, Paragraphs 1103.2 through 1103.10 of this section, so that these provisions shall be binding upon each subcontractor or vendor.

            1103.10 The prime contractor shall take action with respect to any subcontract as the Contracting Officer may direct as a means of enforcing these provisions, including sanctions for non-compliance, provided that in event the prime contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the Contracting Agency, the prime contractor may request the District to enter into such litigation to protect the interest of the District.

                                             US AUDIOTEX, LLC
                                         ------------------------
                                        Contractor Offeror Bidder

                                         KENNETH STERN, PRESIDENT
                                         ------------------------
                                                  Name

                                            /s/ Kenneth Stern
                                         ------------------------
                                                Signature
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                                                PRESIDENT
                                         ------------------------
                                                  Title

                                              CFOPD-98-R-017
                                         ------------------------
                                              Contract Number

                                                  9/16/98
                                         ------------------------
                                                   Date

K.9   Appointment of Attorney

      By submitting a proposal in response to this solicitation, the offeror:

      A. irrevocably designates and appoints the Clerk of the District of Columbia Superior Court and his successors in office as the true and lawful attorney of the Contract for the purpose of receiving service of all notices and processes issued by any court in the District of Columbia, as well as service of all pleadings and other papers, in relation to any action or legal proceeding arising out of or pertaining to this solicitation and any contract that may be awarded as a result of it, or the work required or performed hereunder, and

      B. expressly agrees that the validity of any service upon the said Clerk as herein authorized shall not be affected either by the fact that the offeror was personally within the District of Columbia and otherwise subject to personal service at the time of service upon said Clerk or by the fact that the Contractor failed to receive a copy of such process, notice or other paper so served upon the said Clerk provided the said Clerk shall have deposited in the United States mail, registered and postage prepaid, a copy of such process, notice pleading or other paper addressed to the contractor at the address stated in this contract.

K.10  Conflict of Interest

      Please disclose the following:

      (1) Any material arrangements, relationships or other employment that your firm or any firm employee has with any firms or other persons or entities that may create a conflict of interest or the appearance of a conflict of interest in providing services to the District;

      (2) Any family relationship that any employee of the firms has with any District public servant that may create a conflict of interest or the appearance of a conflict of interest in providing services to the District;

      (3) Any other matter that the firm believes may create a conflict of interest or the appearance of a conflict of interest in providing services to the District; and

      (4) Any procedures the firm has, or would adopt, to (1) prevent a conflict of interest or the appearance of a conflict of interest from occurring in the future, and (ii) disclose any conflict of interest or potential conflict of interest which occurred during the course of the firm's employment by the District.

K.11  First Source Employment Agreement Certification

      For all proposals over $100,000.00, except for those in which the offeror is located outside the Washington D.C. metropolitan area and will perform no work in the Washington D.C. metropolitan area, the following certification is required:

      The offeror recognizes that one of the primary goals of the District government is the creation of job opportunities for bona fide District residents. Accordingly, the offeror agrees to pursue the District's following goals for utilization of bona fide residents of the District of Columbia with respect to this Contract and in compliance with the Mayor's Order 83-265, whereby (1) at least 51% of all jobs created as a result of this Contract are to be performed by employees who are residents of the District of Columbia and at least 51% of apprentices and trainees employed shall be residents of the District of Columbia registered in programs approved by the D.C. Apprenticeship Council. The offeror also agrees to notify all prospective subcontractors prior to execution of any contractual agreements, that the subcontractors are expected to implement Mayor's Order 83-265 in their own employment practices. The offeror understands and will comply with the requirements of The Volunteer Apprenticeship Act of 1978, D.C. Code sec 36-101 et seq, and the First Source Employment Agreement Act of 1984, D.C. Code sec 1-1161 et seq.

      The offeror certifies that it intends to enter into a First Source Employment Agreement with the District of Columbia Department of Employment Services (DOES). Under this First Source Employment Agreement, the offeror will use DOES as the first source for recruitment and referral of any new employees. The offeror shall negotiate the First Source Employment Agreement directly with DOES. Nothing in this certification or the First Source Employment Agreement shall be construed as requiring the offeror to hire or train persons it does not consider qualified based on standards the offeror applies to all job applicants.

      /s/ Ken Stern                                            9/16/98
      ---------------------------                      ------------------------
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      Signature                                        Date

           KENNETH STERN                                PRESIDENT
      ---------------------------                      ------------------------
      Printed Name                                     Title

The penalty for making false statements in offers is prescribed in 18 USC 1001.

K.12  Vendor Registration / Payment Identification Nr.

      The District of Columbia has an automated vendor database used to process payments. Firms are indexed in the database by DUNS numbers issued by the Dun and Bradstreet Corporation. Individuals doing business with the District are indexed by their social security numbers. DUNS numbers may be obtained free of charge by telephoning B&B, toll-free, at 1800-3330505. Application forms are available on the Internet at http://www.dnb.com/dbis/aboutdb/dunsform.htm.

      No payments can be processed under any contract resulting from this solicitation without the following information:

DUNS or Social Security Nr.: 032713419

Legal Name of Entity (or name of individual) under which above number was obtained:

     US AUDIOTEX, LLC
--------------------------------------------------------------------------------

Street or Mailing Address associated with above given number:

     18 CROW CANYON COURT, SUITE 300
--------------------------------------------------------------------------------
     SAN RAMON, CA 94583
--------------------------------------------------------------------------------
Type of Business: INTERACTIVE VOICE RESPONSE/CREDIT CARD SYSTEMS DEVELOPER

K.13 Tax Certification. The proposer shall complete the following Tax Certification Affidavit:
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              District of Columbia - Department of Tax and Revenue
                          Tax Certification Affidavit

                                   9-16 1998

Name of Organization/Entity US AUDIOTEX, LLC

Address 18 CROW CANYON COURT, SUITE 300, SAN RAMON, CA 94583

                             Name            Soc. Sec. No.           Title
Principal Officers:     KENNETH STERN         ###-##-####      PRESIDENT
                        --------------------------------------------------------
                        WILLIAM CAPPS         ###-##-####      MANAGING DIRECTOR
                        --------------------------------------------------------

                        --------------------------------------------------------

Business Telephone No: 923-438-7996

Finance & Revenue Registration No:

Federal Identification No: 68-0386340

DUNS NO: 032713419                    Contract No:

Unemployment Insurance Account No: 4256733-9

I hereby certify that US AUDIOTEX HAS NOT YET APPLIED TO DISTRICT FOR ANY TAX ACCOUNTS.

1. I have complied with the applicable tax filing and licensing requirements of the District of Columbia.

2. The following information is true and correct concerning tax compliance for the following taxes for the past five (5) years:

                                               Current       Not Current

District:         Sales and Use Tax              |_|              |_|
                  Employer Withholding           |_|              |_|
                  Hotel Occupancy                |_|              |_|
                  Corporation Franchise          |_|              |_|
                  Unincorporated Franchise       |_|              |_|
                  Personal Property              |_|              |_|
                  Professional License           |_|              |_|
                  Arena/Public Safety Fee        |_|              |_|
                  Vendor Fee                     |_|              |_|

3. If not current, as checked in Item 2, I am in compliance with a payment agreement with the Department of Finance and Revenue: ___ Yes ___ No Attach a copy of the agreement. If outstanding liabilities exists and no agreement has been made, please attach a listing of all such liabilities.

4.    The Department of Finance and Revenue also requires:

      (A) Copies of Form FR-532 (Notice of Registration) or a copy of an FR-800 Combined Registration Form)

      (B) Copies of cancelled checks for the last tax period(s) filed for each tax liability; i.e., Sales and Use, Employer Withholding, etc.

The District of Columbia Government is hereby authorized to verify the above information with appropriate government authorities. Penalty for making false statements is a fine of not more than $1,000.00, imprisonment for not more than one year, or both, as prescribed in D.C. Code Sec [illegible]. Penalty for false sweeting is a fine of not more than $2,000.00, imprisonment for not more than three years, or both, as prescribed in D.C. Code Sec. [illegible].

            /s/ Ken Stern                   KENNETH STERN, PRESIDENT
-----------------------------------         ----------------------------------
   Signature of Person Authorized           Printed name & title
      to Sign this Document

Notary: DISTRICT OF COLUMBIA, ss:
        Subscribed and sworn before me this 16th day of September, 1998
                                                       -----------------
                                                         Month & Year

                                                       /s/ Gary Beeler
                                                  -----------------------------
                                                        Notary Public

                                                   Commission Expires: 6/27/01

[NOTARY SEAL]
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                              PART IV - SECTION L

                INSTRUCTIONS, CONDITIONS AND NOTICES TO OFFERORS

L.1   Proposal Identification/Submission.

      A. Proposals shall be submitted in a sealed envelope conspicuously marked with this solicitation number (from block 2 on page 1)

      B. Proposals shall be hand delivered or mailed to the location show in the SOLICITATION section on page 1.

L.2   Proposal Information and Format.

      Proposals shall be prepared simply and economically, providing a straightforward, concise delineation of proposer's capabilities to satisfy the requirements of this RFP. Fancy bindings and colored displays or promotional material are not desired. All pages must be numbered. The proposers shall submit one (1) original and seven (7) copies of the proposals.

      L.3 Proposal Submission Date and Time, Late Submission, Modifications and Withdrawal. Proposals shall be submitted no later than the date and time shown at block 7 on page 1. Proposals, modifications to proposals, or requests for withdrawal that are received in the designated location after the exact local time specified, are "late" and shall be considered only if they are received before the award is made and one (1) or more of the following circumstances apply:

            (1) The proposal or modification was sent through postal channels by insured, registered, certified or [illegible] Express mail no later than the fifth (5th) calendar day before the date specified for receipt of offers;

            (2) The proposal or modification was sent by mail and it is determined by the Contracting Officer that the late receipt at the location specified in the solicitation was caused by mishandling by the District after receipt; or

            (3)   The proposal is the only proposal received.

      B. The only acceptable evidence to establish the date of a late proposal, late modification or late withdrawal sent either by registered or certified mail shall be a U.S. or Canadian Postal Service postmark on the wrapper or on the original receipt from the U.S. or Canadian Postal Service. If neither postmark shows a legible date, the proposal, modification or withdrawal shall be deemed to have been mailed late. When the postmark shows the date but not the hour, the time is presumed to be the last minute of the date shown. If no date is shown in the postmark, the proposal shall be considered late unless the offeror can furnish evidence from the postal authorities of timely mailing.

      C. A late proposal, late request for modification or late request for withdrawal shall not be considered, except as provided in this section.

      D. A late modification of a successful proposal which makes its terms more favorable to the District shall be considered at any time it is received and may be accepted.

      E. A late proposal, late modification or late withdrawal of offer that is not considered shall be held unopened, unless opened for identification, until after award and then retained with unsuccessful offers resulting from this solicitation.

L.4   Explanation to Prospective Offerors.

      Any prospective offeror desiring an explanation or interpretation of this solicitation must request it in writing and in time to reach the Contracting Officer before the closing date and time indicated for this solicitation. Any substantive information given to a prospective offeror concerning a solicitation will be furnished promptly to all other prospective offerors as an amendment to the solicitation, if that information is necessary in submitting offers or if the lack of it would be prejudicial to any other prospective offerors. Oral explanations or instructions given before the award of the contract will not be binding.

L.5   Contract Award

      Notwithstanding Statements of Intent to make a single award that may be contained in the solicitation, the Contracting Officer reserves the right, should it be in the District's best interests to award more than one contract as a result of this solicitation. In order to receive a contract award, a firm must meet the general responsibility criteria specified in the paragraph entitled "Prospective Contractor's Responsibility, at Part IV - Section K.

      The District may award a contract on the basis of initial offers received, without discussion. Therefore, each initial offer should contain the offeror's best terms from a standpoint of price, technical, and other factors.

L.6   Proposal Submission Format

      Offerors are to enter their offered price(s), discounts and other percentages, options prices and period details, total amounts, warranty
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details and any other information for which blank spaces are provided, in The
Schedule at Part I - Section B. All applicable blanks in the OFFER section of the form as page 1 and at Part IV - Section K, and blanks in any forms that are provided in the Attachments must also be completed.

The offeror's proposal shall consist of this solicitation document with the completed forms, plus the applicable supplemental documentation required in Part IV - Section K, as well as a narrative addressing the subject matter at subparagraphs A, B, and C, below, as applicable:

A. Statement of Experience and Capability. Please provide the following information:

      (1) Brief historical summary of the firm, including its year of organization. (Please limit your response to 1 page)

      (2) Description of the general capabilities of your firm, including information related to the total size and staffing, professional staff and clerical support; (Please limit your response to 1 page)

      (3) Description of your firm's specific experience in previously providing to the general public the same or similar services and/or supplies called for in the solicitation. Please provide no more than three references, including name and telephone number of contact persons who can discuss your firm's experience in providing these or similar services and/or supplies. In particular,

      (4)   Location of office(s) that would serve the District;

      (5) Listing and description of all pending litigation, or litigation concluded within the past 5 years, related to other contracts or agreements your firm has with the District of Columbia or the Federal Government in which your firm or any predecessor firm, or any member of your firm or predecessor firm, is named defendant;

B. Qualifications of Key Personnel

The solicitation calls for the naming of key personnel, the individuals named shall be considered essential to the work that will be performed under the resulting contracts. When "key personnel" are called for in the solicitation, prospective offerors are to locate and read the terms related to such personnel and requirements relating to qualifying substitutes. Offerors are cautioned to insure that they have a full understanding of the consequences that will result if key personnel are diverted from performance under the contract after they are proposed.

The contractor will assign a project manager who will be responsible for directing all activities and meeting weekly with a senior staff member designated by OTR/DSA to review progress, the DSAY2K Program Manager. This individual will be a key individual. In addition to the key individual, the contractor will propose to provide sufficient staff with the required skills to successfully complete the project. The offeror must specify in its technical proposal it's requirements with respect to the amount of OTR/DSA staffing that will be needed to support this effort. While the government recognizes that OTR/DSA staff must be involved in many key areas of the Y2K project, it is the government's preference to minimize the OTR/DSA staffing requirements. Proposals will be weighed accordingly.

      Provide the following information about the named individuals:

      (1) Names, office locations, and resumes of all key personnel including those individuals who will be handling the day-to-day responsibilities of performing duties under the contract.

      (2) Name(s) and office location(s) of the individual(s) who will have primary responsibility for providing managerial oversight under the contract;

      (3) Description of experience of personnel in providing the same or similar services as required under the contract. (Please limit your response to 2 pages); and

C. Summary of Firm's Approach

      (1) In a proposal where services are required as a whole or part of a Contract to be awarded, please provide narrative description of your proposed approach to complete the work outlined in Part I - Section B and detailed in
Part I Section C. Address implementation procedures your firm will utilize, control and quality assurance measures, time lines and other pertinent elements. In particular, the proposer must list for what credit cards the firm has established merchant's agreements, and which of the cards will be cards D.C. taxpayers will be able to make remittances.

      (2) Subcontracting Plan. A notarized statement detailing a subcontracting plan shall be submitted, as part of the proposal, by any prime contractor seeking a preference on the basis of proposed subcontracting with an LBE, DBE, or business located in an enterprise zone. See the Clause 21 at Part III - Section I, Local, Disadvantaged or Enterprise Zone Businesses and the Certifications required at Part IV - Section K Para 4. Each subcontracting plan shall include the following:

            (a) A description of the goods or services to be provided by the LBE, DBE, or business located in an enterprise zone;
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            (b) If the prime contractor is seeking a preference on the basis of proposed subcontracting with an LBE, DBE, or business located in an enterprise zone, a statement of the dollar value by type of business, of the proposal that pertains to the subcontracts to be performed by the LBEs, DBEs, or businesses located in an enterprise zone;

            (c) If the solicitation contains an LBE or DBE subcontracting set-aside, a statement of the dollar value by type of business enterprise, of the proposal that pertains to the subcontracts to be performed by LBEs or DBEs;

            (d) The names and addresses of all proposed subcontractors who are LBEs, DBEs, or businesses located in an enterprise zone;

            (e) The name of the individual employed by the prime contractor who will administer the subcontracting plan, and a description of the duties of the individual;

            (f) A description of the efforts the prime contractor will make to ensure that LBEs, DBEs, or businesses located in an enterprise zone will have an equitable opportunity so compete for subcontracts;

            (g) In all subcontracts that offer further subcontracting opportunities, assurances that the prime contract will include a statement, approved by the contracting officer, that the subcontractor will adopt a subcontracting plan similar to the subcontracting plan required by the contract;

            (h) Assurances that the prime contractor will cooperate in any studies or surveys that may be required by the contracting officer, and submit periodic reports, as requested by the contracting officer, to allow the District to determine the extent of compliance by the prime contractor with the subcontracting plan;

            (i) List the type of records the prime contractor will maintain to demonstrate procedures adopted to comply with the requirements set forth in the subcontracting plan, and include assurances that the prime contractor will make such records available for review upon the District's request; and

            (j) A description of the prime contractor's recent efforts to locate LBEs, DBEs, and businesses located in an enterprise zone and to award subcontracts to them.

L.7   Restriction On Disclosure and Use of Data.

      Offerors who include in their proposals data that they do not want disclosed to the public or used by the District Government except for use in the procurement process shall so state in their proposal

L.8   Retention of Proposals

      All proposal documents shall be the property of the District and retained by the District, and therefore will not be returned to the offerors.

L.9   Examination of Solicitation.

      Offerors are expected to examine all instructions and attachments in this solicitation and any modifications thereto. Failure to do so will be at the offeror's risk.

L.10  Acknowledgment of Amendments.

      Offerors shall acknowledge receipt of any amendment to this solicitation by (a) annotating block 10 of the form at Page 1 and returning a copy of it; or (b) by identifying the amendment number and date in the proposal; or (c) by letter to the Contracting Officer. The District must receive the acknowledgment by the date and time specified for receipt of offers. Offeror's failure to acknowledge an amendment may result in rejection of the offer.

L.11  Right to Reject Proposals

      The District reserves the right to reject, in whole or in part, any and all proposals received as the result of this RFP.

L.12  Proposal Preparation Costs

      Each offeror shall bear all costs it incurs in providing responses to this RFP and for providing any additional information required by the District to facilitate the evaluation process. The successful offeror shall also bear all costs incurred in conjunction with contract development and negotiation.

L.13  Quality
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      Unless otherwise specified, all materials used for the manufacture or construction of any supplies covered by this bid proposal, shall be new and of the best quality and the workmanship will be of the highest grade.

L.14  Brand Name or Equal

      If in the descriptions of supplies in The Schedule, the words "...or equal" are used for any one or more line items, then the use of the name of a manufacturer or of any special brand or make in describing any item in this bid/proposal does not restrict bidders or offerors so that manufacturer, or specific brand or make; the reference thereto indicates the character or quality of article desired, but articles on which bids/in proposals which are based and submitted must be equal to those referred to. Offerors offering any article other than the specific make, brand or manufacture named in this solicitation must so state in each instance what the equal brand, make and model are being proposed, otherwise their proposals will be considered as being based upon furnishing the specific make, brand or manufacturer's product named in the Schedule.

L.15  Protests

      Protests in connection with this solicitation or award of contract shall be handled pursuant to District rules and regulations. The protest shall be filed in writing, within ten (10) working days after the basis of the protest is known or should have been known, with the Office of the Chief Financial Officer (ATTN: Procurement), Suite 410S, One Judiciary square, 44th St. NW, Washington DC 20001.
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                                PART V-SECTION M

                          EVALUATION FACTORS FOR AWARD

M.1   Evaluation For Award.

      The contract(s) shall be awarded to the responsible offeror(s) whose offer(s) is/are most advantageous to the District, based upon the evaluation criteria specified below. Thus, while the points in the evaluation criteria indicate their relative importance, the total scores will not necessarily be determinative of award. Rather, the total scores will guide the District in making an intelligent award decision based upon the evaluation criteria. The District reserves the right to reject any or all proposals determined to be inadequate or unacceptable. The District also reserves the right to request oral presentations from those firms determined to be in the competitive range and shall use information derived from these oral presentations, if any, in its evaluation.

M.2   Evaluation Criteria.

      The District will evaluate proposals on the basis of the following evaluation factors:

      1.    Experience and Capability of the Firm                      25 points

            Breadth and depth of experience of the firm in performing the same or similar services.

      2.    Quality and Depth of Experience and Knowledge of Personnel 20 points

            (a) Experience of the individuals in the firm who will be assigned to the contract including those individuals who will have responsibility for the training and instructions to be provided under this contract.

            (b) Expertise of the individuals who will be assigned to the contract related to the installation services to be provided.

      3.    Technical Approach and Work Plan                           30 points

            Demonstration of clear understanding of the supplies and services required by the District and the soundness of the firm's proposed approach and implementation procedures.

      4.    Price                                                      25 points

            The District will evaluate this factor based on the calculation of the expected overall cost to the Taxpayer given each proposer's proposed price.

                                                                   -------------
                                                      Total           100 points
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M-3. Preferences for Local Businesses, Disadvantaged Businesses, or Businesses
Operating in an Enterprise Zone. Under the provisions of D.C. Law 9-217, "Equal Opportunity for Local, Small and Disadvantaged Business Enterprises Act of 1992" ("Act"), the District shall apply preferences in evaluating proposals from businesses that are local, disadvantaged or located in an enterprise zone of the District of Columbia. See Part IV - Section K for certifications required of offerors wishing to qualify for these preferences.

For evaluation purposes, the allowable preferences under the Act for this procurement are as follows:

      (i) The addition of the equivalent of five points on a 100-point scale for a local business enterprise ("LBE") certified by the Minority Business Opportunity Commission ("MBOC");

      (ii) The addition of the equivalent of five points on a 100-point scale for a disadvantaged business enterprise ("DBE") certified by the MBOC;

      (iii) The addition of the equivalent of two points on a 100-point scale for a business located in an enterprise zone, as defined in subsection 3(8) of the Act and in 27 DCMR 899, 39 DCR 9087-9088 (December 4, 1992);

      (iv) The addition of the equivalent of five (5) points on a 100-point scale added to the overall score for proposals submitted by the LBE in response to a Request for Proposals "RFP") by any prime contractor that is an LBE certified by the MBOC;

      (v) The addition of the equivalent of five (5) points on a 100-point scale added to the overall score for proposals submitted in response to an RFP by any prime contractor that is a DBE certified by the MBOC;

      (vi) The addition of the equivalent of two (2) points on a 100-point scale added to the overall score for proposals submitted in response to an RFP by any prime contractor that is a business enterprise located in an enterprise zone.

      (vii) Preferences for Subcontracting in Open Market Solicitations With No LBE or DBE Subcontracting Set-Aside. The preferences for subcontracting in open market solicitations where there is no LBE or DBE subcontracting set-aside are as follows:

            (a) If the prime contractor is not a certified LBE, certified DBE, or a business located in an enterprise zone, the District shall award the above-stated preferences by increasing the points proportionally based on the total dollar value of the proposal that is designated by the prime contractor for subcontracting with an LBE, DBE, or business located in an enterprise zone.
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            (b) If the prime contractor is a joint venture that is not a certified LBE or DBE joint venture, or if the prime contractor is a joint venture that includes a business located in an enterprise zone but such business located in an enterprise zone does not own and control at least 51% of the joint venture, the District shall award the above-stated preferences by increasing the points proportionally based on the total dollar value of the proposal that is designated by the prime contractor for a certified LBE, certified DBE, or business located in an enterprise zone through participation in the joint venture.

     (viii) Joint Ventures. Preferences For Certified Joint Ventures which Include Local or Disadvantaged Businesses and Preferences for Joint Ventures Including Businesses Located in an Enterprise Zone.

            (a) When an MBOC-certified joint venture includes a local or disadvantaged business enterprise, and the local or disadvantaged business owns and controls at least fifty-one percent (51%) of the venture, the joint venture will receive the preferences as if it were a certified local or disadvantaged business enterprise.

            (b) When a joint venture includes a business located in an enterprise zone, and such business located in an enterprise zone owns and controls at least fifty-one percent (51%) of the venture, the joint venture will receive the preference as if it were a business located in an enterprise zone.

      (ix) Subcontracting. Local, Small and Disadvantaged Business Enterprise Subcontracting. When a prime contractor is certified by the MBOC as a local, small or disadvantaged business, the prime contractor shall perform at least fifty percent (50%) of the contracting effort, excluding the cost of materials, goods and supplies, with its own organization and resources, and if it subcontracts, fifty percent (50%) of the subcontracting effort, excluding the cost of materials, goods and supplies, shall be with certified local, small and disadvantaged business enterprises, unless a waiver is granted by the Contracting Officer, with the prior approval and consent of the Director of the Department of Human Rights and Minority Business Development, under the provisions of 27 DCMR 805, 39 DCR 9059-9061 (December 4, 1992).

      (x) Maximum Preference Points: The maximum total preference points under the Act for this procurement are the equivalent of twelve (12) points on a 100-point scale for proposals submitted in response to an RFP.

------------------------------- NOTHING FOLLOWS---------------------------------

                 Telephonic Tax Payments via Credit/Debit Cards
CFOPD-98-R-017                                               Page 37 of 41 Pages


                                                                           ATT 1

                          SCHEDULE OF FEES AND CHARGES

A. The Contractor/Concessionaire is authorized to charge to taxpayers the following maximum amounts for tax payments made by credit card and debit card:


                  (Offerors to complete with proposed fee schedule)
                  (Will be incorporated as contractually binding upon award)

B.    Changes.

      Post-award changes in the Schedule of Fees and Charges in this attachment, which may be agreed upon between the Concessionaire and the Contracting Officer from time to time, are hereby hereby considered as modifications to this contract and are herewith incorporated into this contract by this reference.

      This particular copy of this document may not have the latest Schedule of Fees and Charges attached to it. See Para G.2 for the address and phone number of the Contracting Officer for the latest modification.

                 Telephonic Tax Payments via Credit/Debit Cards
CFOPD-98-R-017                                               Page 38 of 4l Pages


                                                                            ATT2

(Incorporated by Reference)

DC Electronic Payment Manual

                 Telephonic Tax Payments via Credit/Debit Cards
CFOPD-98-R-017
                                  Attachment 2

         Electronics Payment Manual (may not be attached to this copy)